UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2020 Annual Meeting of Stockholders of Evofem Biosciences, Inc. (the “Company”) held on May 12, 2020 at 8:00 a.m. Pacific Daylight Time at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, CA 92130 in the 6th floor board room (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”), which included an increase in the shares reserved thereunder from 9,725,515 shares to 11,725,515 shares.
A summary of the Amended and Restated Equity Incentive Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2020 (the “2020 Proxy Statement”) under the section entitled “Approval of the Company’s Amended and Restated 2014 Equity Incentive Plan” and is incorporated herein by reference. This summary is qualified in its entirety by reference to the actual terms of the Amended and Restated Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Of the Company’s 49,640,181 shares of common stock issued and outstanding and eligible to vote as of the record date of March 13, 2020, a quorum of 43,647,065 shares, or approximately 88% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the 2020 Proxy Statement. The following actions were taken at the Annual Meeting:
Proposal 1
Election of the following nominees as Class II directors of the Company, each to serve until the 2022 Annual Meeting and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Vote
Thomas Lynch	2,701,985	37,772,434	3,172,646
Saundra Pelletier	29,350,548	11,123,871	3,172,646
On April 1, 2020, Thomas Lynch, the chairman of the Company's board of directors, unexpectedly passed away. Mr. Lynch’s position on the board of directors will remain open until the Company is able to appoint a successor.
Proposal 2
Approval of the Amended and Restated Equity Incentive Plan, which includes an increase in the shares reserved thereunder from 9,725,515 shares to 11,725,515 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
27,381,291	13,080,418	12,710	3,172,646
Proposal 3
Approval, on a non-binding advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
29,674,462	10,773,086	26,871	3,172,646
Proposal 4

Approval, on a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the compensation of our named executive officers.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstained
38,016,640	11,126	2,407,547	39,106

Proposal 5
Ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
43,492,608	138,701	15,756	—
To the extent required by Item 5.07 of Form 8-K, the disclosures in Item 5.02 are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Evofem Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: May 12, 2020	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer